Exhibit 99.1

Colonnade Acquisition Corp. II Announces Redemption of Shares

WEST PALM BEACH, Fla.—(BUSINESS WIRE)— Colonnade Acquisition Corp. II (NYSE: CLAA) today announced that it will redeem all of its outstanding Class A ordinary shares (the “Class A Shares”), effective as of March 13, 2023, because the Company is unable to consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association (the “Articles”) due to the actions of the counterpart to the Agreement and Plan of Merger dated August 3, 2022 among Colonnade Acquisition Corp. II, Pasadena Merger Sub Inc., and Plastiq, Inc.

Pursuant to the Articles, if the Company does not consummate an initial business combination by March 12, 2023, the Company will: (i) cease all operations except for the purpose of winding up which may include pursuing claims related to the failed merger, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a price payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as public shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the Board, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to other requirements of applicable law.

The Company anticipates that the last day of trading in the Company’s Class A Shares will be March 10, 2023 and that, as of the open of business on March 13, 2023, the Class A Shares will be suspended from trading, will be deemed cancelled and will represent only the right to receive the per-share redemption price for the public shares (the “Redemption Amount”). Prior to any taxes that may be payable and dissolution expenses, the Redemption Amount is estimated to be approximately $10.21. In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses.

The Redemption Amount will be payable to the holders of the Class A Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Class A Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s initial shareholders have waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

The Company expects that the New York Stock Exchange will file a Form 25 with the U.S. Securities and Exchange Commission to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward Looking-Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements, including, without limitation, the redemption of the Company’s public shares. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

561-712-7860

Source: Colonnade Acquisition Corp. II